                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report

               Date of Report (Date of earliest event reported):
                       October 30, 2000 (August 28, 2000)

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Commission File Number 0-21054

                           SYNAGRO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                   76-0511324
(State or other jurisdiction of                            (IRS Employer
Incorporation or organization)                             Identification No.)

1800 BERING, SUITE 1000                                    HOUSTON, TEXAS 77057
(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (713) 369-1700

This form 8-K/A is being filed to include the financial statements and pro forma financial information omitted from the current reports on Form 8-K filed on August 28, 2000.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)(b) FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION


                                                                                                                    Page
                                                                                                                    ----
Synagro Technologies, Inc.
     Introduction to Unaudited Pro Forma Financial Statements ....................................................    1
     Pro Forma Combined Balance Sheet as of
        June 30, 2000 (Unaudited) ................................................................................    2
     Pro Forma Combined Statement of Operations for the six months
        ended June 30, 2000 (Unaudited) ..........................................................................    3
     Pro Forma Combined Statement of Operations for the year
        ended December 31, 1999 (Unaudited) ......................................................................    4
     Notes to Unaudited Pro Forma Combined Financial Statements ..................................................    5

Bio Gro Division of Waste Management, Inc.
     Report of Independent Public Accountants ....................................................................    7
        Combined Balance Sheets as of December 31, 1999 and 1998 .................................................    8
        Combined Statements of Operations for the years
            ended December 31, 1999, 1998 and 1997................................................................    9
        Combined Statements of Changes in Division Equity ........................................................   10
        Combined Statements of Cash Flows for the years
            ended December 31, 1999, 1998 and 1997................................................................   11
        Combined Notes to Financial Statements ...................................................................   12

Bio Gro Division of Waste Management, Inc.
        Combined Balance Sheet as of June 30, 2000 (Unaudited) ...................................................   23
        Combined Statements of Operations for the six
            months ended June 30, 2000 and 1999 (Unaudited) ......................................................   24
        Combined Statements of Cash Flows for the six
            months ended June 30, 2000 and 1999 (Unaudited)  .....................................................   25
        Notes to Financial Statements ............................................................................   26

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Synagro Technologies, Inc.

                                             By: /s/ THOMAS J. BINTZ
                                                -----------------------
                                                 (Corporate Controller)

Date:  October 30, 2000

                           SYNAGRO TECHNOLOGIES, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION


In 1999, the Company purchased Anti-Pollution Associates, Inc. and D&D Pumping, Inc., Vital Cycle, Inc. and AMSCO, Inc. (collectively, the "1999 Acquisitions"). The 1999 Acquisitions were recorded using the purchase method of accounting. The Company also completed a business combination with National Resource Recovery, Inc., which was accounted for using the pooling-of-interests method of accounting. The allocation of the purchase price resulted in approximately $19,889,000 of goodwill that is being amortized over 40 years. The assets acquired and liabilities assumed relating to the 1999 Acquisitions were as follows:


         Common stock shares                                3,044,784
                                                        =============
         Common stock issued                            $   9,024,000
         Cash paid including transaction costs, net
              of cash acquired                          $  13,802,000
         Less: Historical net assets acquired           $   2,937,000
                                                        -------------
         Goodwill                                       $  19,889,000
                                                        =============


Subsequent to December 31, 1999, and through October 30, 2000, the Company purchased Residual Technologies, Limited Partnership and its affiliates, Ecosytematics, Inc., Davis Water Analysis, Inc., AKH Water Management, Inc., Rehbein, Inc., certain assets and contracts of Whiteford Construction Company, Environmental Protection & Improvement Company, Inc. ("EPIC"), and the Bio Gro Division of Waste Management, Inc. ("Bio Gro") (collectively, the "2000 Acquisitions"). The 2000 Acquisitions were accounted for using the purchase method of accounting. The preliminary allocation of the purchase price, which is subject to final adjustment, resulted in approximately $84,453,000 of goodwill that is being amortized over 40 years. The assets acquired and liabilities assumed relating to the 2000 Acquisitions are summarized as follows:


         Common stock shares                                1,325,000
                                                        =============
         Common stock issued                            $   5,471,000
         Cash paid including transaction costs, net
              of cash acquired                          $ 237,560,000
         Less: Historical net assets acquired           $ 158,578,000
                                                        -------------
         Goodwill                                       $  84,453,000
                                                        =============


The following unaudited pro forma combined financial statements include the unaudited consolidated financial statements of the Company as of and for the six months ended June 30, 2000, and the year ended December 31, 1999, combined with the historical financial statements of the 1999 Acquisitions and the 2000 Acquisitions as follows: (i) the unaudited pro forma combined balance sheet as of June 30, 2000, includes the consolidated balance sheet of the Company combined with the historical balance sheet of Bio Gro which was acquired subsequent to June 30, 2000, as if Bio Gro had been acquired on June 30, 2000,
(ii) the unaudited pro forma combined statement of operation for the six month period ended June 30, 2000, includes the consolidated statement of operation of the Company combined with the historical statements of operations of the 2000 Acquisitions as if they had been acquired on January 1, 2000, and (iii) the unaudited pro forma combined statement of operation for the year ended
December 31, 1999, includes the consolidated statement of operation of the Company combined with the historical statements of operations of the 1999 Acquisitions and the 2000 Acquisitions as if they had been acquired on January 1, 1999.


The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available. The pro forma financial statements do not purport to represent what the Company's results of operations would actually have been if such transactions, in fact, had occurred on those dates or project the Company's results of operations for any future period. Since the Company and the acquisitions were not under common control or management for all periods, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the Company's periodic filings with the Securities and Exchange Commission.

                           SYNAGRO TECHNOLOGIES, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                              As of June 30, 2000
                                 (In Thousands)
                                  (Unaudited)


                                                                                       PRO FORMA        PRO FORMA
                 ASSETS                                    COMPANY        BIO GRO     ADJUSTMENTS        COMBINED
                                                         -----------    -----------   -----------       -----------
Current Assets:
   Cash and cash equivalents                             $     2,490    $        42   $    (2,532)(a)   $        --
   Restricted cash                                                --          2,802            --             2,802
   Accounts receivable, net                                   21,930         31,803        (1,000)(b)        52,733
   Notes receivable                                               32             --            --                32
   Prepaid expenses and other                                  7,383          2,137            --             9,520
   Deferred tax asset                                             --          2,324            --             2,324
                                                         -----------    -----------   -----------       -----------
        Total current assets                                  31,835         39,108        (3,532)           67,411

Property, machinery & equipment, net                          43,732         98,646        59,100 (b)       201,478

Other Assets:
   Goodwill, net                                             138,057         81,848       (72,656)(b)       147,249
   Notes receivable, long-term portion                           183             --            --               183
   Other assets                                                7,832          2,189         4,082 (c)        14,103
                                                         -----------    -----------   -----------       -----------
        Total assets                                     $   221,639    $   221,791   $   (13,006)      $   430,424
                                                         ===========    ===========   ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of related-party notes payable        $        --    $       338   $      (338)(b)  $        --
   Current portion of notes payable to prior owners              353             --            --               353
   Current portion of long-term debt                           5,886          2,075            --             7,961
   Accounts payable and accrued expenses                      13,980         12,298           133 (a)        26,411
                                                         -----------    -----------   -----------       -----------
        Total current liabilities                             20,219         14,711          (205)           34,725

Long-term liabilities:
   Long-term debt, net                                       119,364         45,309       118,455 (d)       283,128
   Related party notes payable                                    --          6,817        (6,817)(b)            --
   Notes payable to prior owners                                 125             --            --               125
   Other long-term liabilities                                 1,700         19,543       (19,543)(b)         1,700
                                                         -----------    -----------   -----------       -----------
        Total long-term liabilities                          121,189         71,669        92,095           284,953

COMMITMENTS AND CONTINGENCIES

Redeemable Preferred Stock                                    29,907             --        33,335 (d)        63,242

Stockholders' Equity:
   Preferred stock, $.002 par value, 10,000,000 shares
      authorized, non issued and outstanding                      --             --            --                --
   Common stock, $.002 par value, 1000,000,000
      shares authorized, 19,419,381 and 17,693,489
      issued and outstanding                                      39             --            --                39
   Additional and paid-in capital                             97,662             --            --            97,662
   Accumulated earnings (deficit)                            (47,377)       135,411      (138,231)(b)       (50,197)
                                                         -----------    -----------   -----------       -----------
        Total stockholders' equity                            50,324        135,411      (138,231)           47,504
                                                         -----------    -----------   -----------       -----------
        Total liabilities and stockholders' equity       $   221,639    $   221,791   $   (13,006)      $   430,424
                                                         ===========    ===========   ===========       ===========




              The accompanying notes are an integral part of this
                    pro forma combined financial statement.

                           SYNAGRO TECHNOLOGIES, INC.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     For the Six Months Ended June 30, 2000
                       (In Thousands, except Share Data)
                                  (Unaudited)



                                                                2000 ACQUISITIONS
                                                   --------------------------------------------    PRO FORMA          PRO FORMA
                                     COMPANY         BIO GRO           EPIC           OTHERS      ADJUSTMENTS         COMBINED
                                   ------------    ------------    ------------    ------------  ------------       ------------
Revenues                           $     46,435    $     64,828    $     10,385    $      3,798                     $    125,446
Cost of services                         34,603          43,958           8,238           3,235            14 (a)         87,700
                                                                                                       (2,348)(b)
                                   ------------    ------------    ------------    ------------  ------------       ------------
     Gross Profit                        11,832          20,870           2,147             563         2,334             37,746
Selling, general and
  administrative expenses                 5,017           9,218           1,551           1,248        (1,406)(a)         15,337
                                                                                                          (27)(c)
                                                                                                         (264)(d)
Amortization of goodwill                  1,439           1,237             906               8        (1,488)(e)          2,102
Special charges                              --              --             200              --          (200)(f)             --
                                   ------------    ------------    ------------    ------------  ------------       ------------
     Income from operations               5,376          10,415            (510)           (693)        5,719             20,307
Other income (expense):
  Interest                                5,017           1,888             998             192         6,991 (g)         15,086
  Other, net                                 14            (127)             --              --            --               (113)
                                   ------------    ------------    ------------    ------------  ------------       ------------
Net income before preferred stock
  dividends and income taxes                345           8,654          (1,508)           (885)       (1,272)             5,334
Provision for income taxes                   --           3,808              --              --        (3,808)                --
                                   ------------    ------------    ------------    ------------  ------------       ------------
Net income before preferred stock
  dividends and beneficial
  conversion charge                         345           4,846          (1,508)           (885)        2,536              5,334
Preferred stock dividends                   951              --              --              --         2,088 (h)          3,039
Non-cash beneficial conversion
  charge                                 25,644              --              --              --            --             25,644
                                   ------------    ------------    ------------    ------------  ------------       ------------
Net income (loss) applicable to
  common stock                     $    (26,250)   $      4,846    $     (1,508)   $       (885) $       (448)      $    (23,349)
                                   ============    ============    ============    ============  ============       ============

Income (loss) per common share:
  Basic                            $      (1.37)                                                                    $      (1.21)
                                   ============                                                                     ============
  Diluted                          $      (1.37)                                                                    $      (1.21)
                                   ============                                                                     ============

Weighted average shares
outstanding:
  Basic                              19,143,834                                                                       19,340,400 (i)
                                   ============                                                                     ============
  Diluted                            19,143,834                                                                       19,340,400 (i)
                                   ============                                                                     ============




              The accompanying notes are an integral part of this
                    pro forma combined financial statement.

                           SYNAGRO TECHNOLOGIES, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1999
                       (In Thousands, except Share Data)
                                  (Unaudited)



                                                2000 ACQUISITIONS
                                    ------------------------------------------      1999          PRO FORMA          PRO FORMA
                       COMPANY         BIO GRO         EPIC          OTHERS      ACQUISITIONS    ADJUSTMENTS         COMBINED
                     ------------   ------------   ------------   ------------   ------------    ------------       ------------
Revenues             $     56,463   $    117,677   $     23,938   $     33,445   $      4,260    $         --       $    235,783
Cost of services           42,471         81,002         18,904         25,016          2,894            (785)(a)        164,215
                                                                                                       (5,287)(b)
                     ------------   ------------   ------------   ------------   ------------    ------------       ------------
     Gross Profit          13,992         36,675          5,034          8,429          1,366           6,072             71,568
Selling, general and
  administrative
  expenses                  6,875         19,439          2,290          4,531            493          (1,875)(a)         31,158
                                                                                                          (75)(c)
                                                                                                         (520)(d)
Amortization of
  goodwill                  1,527          2,528          1,979            101             --          (1,932)(e)          4,203
Special charges             1,500             --          1,728             --             --          (1,728)(f)          1,500
                     ------------   ------------   ------------   ------------   ------------    ------------       ------------
     Income from
       operations           4,090         14,708           (963)         3,797            873          12,202             34,707
Other income
  (expense):
   Interest                 3,236          3,838            841          1,349             18          20,892 (g)         30,174
   Other, net                (294)           (11)            --            (20)            --              --               (325)
                     ------------   ------------   ------------   ------------   ------------    ------------       ------------
Net income before
   preferred stock
   dividends and
   income taxes             1,148         10,881         (1,804)         2,468            855          (8,690)             4,858
Provision for
  income taxes                 --         (5,046)            --             --             --           5,046                 --
                     ------------   ------------   ------------   ------------   ------------    ------------       ------------
Net income before
   preferred stock
   dividends                1,148          5,835         (1,804)         2,468            855          (3,644)             4,858
Preferred stock
  dividends                    --             --             --             --             --           6,079 (h)          6,079
                     ------------   ------------   ------------   ------------   ------------    ------------       ------------
Net income (loss)
   applicable to
   common stock      $      1,148   $      5,835   $     (1,804)  $      2,468   $        855    $     (9,723)      $     (1,221)
                     ============   ============   ============   ============   ============    ============       ============

Income (loss) per
 common share:
   Basic             $       0.07                                                                                   $      (0.06)
                     ============                                                                                   ============
   Diluted           $       0.07                                                                                   $      (0.06)
                     ============                                                                                   ============

Weighted average
 shares outstanding:
   Basic               16,481,399                                                                                     18,817,577 (i)
                     ============                                                                                   ============
   Diluted             17,479,376                                                                                     18,817,577 (i)
                     ============                                                                                   ============




              The accompanying notes are an integral part of this
                    pro forma combined financial statement.

                           SYNAGRO TECHNOLOGIES, INC.
                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

1.  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS:


     The unaudited pro forma combined statement of operations adjustments consists of the following:


     (a) To adjust expenses related to prior owners based on employment agreements entered and salary costs attributed to staff reductions.

     (b) To adjust depreciation expense related to purchase price adjustments, re-evaluation of useful lives and conformity with the Company's depreciation methods of property and equipment.

     (c) To adjust rental charge for facility closures.

     (d) To eliminate certain nonrecurring expenses related to the acquisition, including legal fees and certain accounting costs.

     (e) To reflect the amortization of goodwill related to purchase price adjustments to be recorded in connection with the acquisitions over a 40-year estimated life.

     (f) To eliminate write-offs of EPIC's intercompany receivables, which were forgiven in connection with the acquisition of EPIC by the Company.

     (g) To record additional interest expense on the debt incurred in connection with the 1999 Acquisitions and the 2000 Acquisitions, as applicable.

     (h) To record amortization of Preferred Stock issuance costs and the noncash dividends associated with the Preferred Stock.

     (i) Includes shares issued in connection with the 1999 Acquisitions and the 2000 Acquisitions assuming these shares were issued at the beginning of the respective periods presented. Basic earnings per share (EPS) is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding for the period and common stock equivalents (common stock equivalents for stock options and warrants are determined using the treasury stock method). Diluted EPS reflects the potential dilution that could occur if the Company's preferred stock were converted into common stock. Diluted EPS is computed by dividing net income before preferred stock dividends by the total of the weighted average number of common shares outstanding for the period, the number of shares of common stock that would be issued assuming conversion of the Company's preferred stock, and other common stock equivalents (i.e., options and warrants). Basic and diluted EPS are the same and shares assuming conversion of the Company's preferred stock and certain other common stock equivalents totaling 28,638,699 and 28,914,893 for the six months ended June 30, 2000, and the year ended December 31, 1999, respectively, were excluded from the diluted per share amounts because diluted earnings per share was antidilutive.

II. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS:

    The unaudited pro forma balance sheet adjustments consist of the following:

     (a) To reduce cash for funds used to partially fund the acquisition of Bio Gro (see note (d) below) and to remove cash not acquired.

     (b) To adjust receivables, property, machinery and equipment to their estimated fair value, to remove related party notes payable, other liabilities, and the accumulated earnings which were not acquired, and to adjust goodwill as follows:



      Cash purchase price                                 $    146,018
      Transaction costs                                          4,063
                                                          ------------
              Total consideration                         $    150,081


      Bio Gro equity                                      $    135,411
      Receivables                                               (1,000)
      Deferred issuance costs                                    2,528
      Property, machinery & equipment                           59,100
      Goodwill                                                 (81,848)
      Related party notes payable                                7,155
      Other liabilities (deferred taxes)                        19,543
                                                          ------------
              Net assets acquired                         $    140,889
                                                          ------------
              Goodwill                                    $      9,192
                                                          ------------

      Bio Gro goodwill                                    $     81,848
      Goodwill adjustment                                      (72,658)
                                                          ------------
              Goodwill                                    $      9,190
                                                          ============



     (c) To record debt issuance costs related to funds borrowed to fund the cash portion of the purchase price of Bio Gro including the value of the warrants issued.


     (d) To record the issuance of debt and preferred stock which was used to fund the Bio Gro purchase price as follows:

      Senior bank debt                                    $     92,075
      Subordinated debt                                         26,380
                                                          ------------
                                                               118,455

      Preferred stock                                           29,003
      Existing cash                                              2,623
                                                          ------------
                                                          $    150,081
                                                          ============


         The Company also issued warrants to purchase 6,906.82 shares of preferred stock to the shareholders of the subordinated debt and preferred stock. These warrants were simultaneously converted into preferred stock. Accordingly, the preferred stock recorded consists of the following:

      Preferred stock issued                              $     29,003
      Warrants converted into
           Preferred stock                                       4,469
      Issuance costs                                              (137)
                                                          ------------
                                                          $     33,335
                                                          ============

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS







To the Bio Gro Division
of Waste Management, Inc.:

We have audited the accompanying combined balance sheets of the Bio Gro division of Waste Management, Inc. (as defined in Note 1), as of December 31, 1999 and 1998, and the related combined statements of operations, changes in division equity and cash flows for the three years in the period ended December 31, 1999. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Bio Gro division of Waste Management, Inc., as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.






Houston, Texas
October 27, 2000

                 THE BIO GRO DIVISION OF WASTE MANAGEMENT, INC.


               COMBINED BALANCE SHEETS--DECEMBER 31, 1999 AND 1998

                                 (In Thousands)




                                                                             1999       1998
                                                                           --------   --------
                                             ASSETS

CURRENT ASSETS:
   Cash                                                                    $     41   $     46
   Restricted cash                                                              925      1,834
   Accounts receivable, net of allowance for doubtful accounts of $262
     and $726, respectively                                                  31,387     26,546
   Prepaids and other                                                         1,820      2,004
   Deferred tax asset                                                         1,901      1,054
                                                                           --------   --------

     Total current assets                                                    36,074     31,484

PROPERTY, PLANT AND EQUIPMENT, net                                          101,107    106,684

OTHER ASSETS:
   Goodwill, net of accumulated amortization of $13,015 and
     $10,611, respectively                                                   83,057     85,461
   Deferred debt issuance costs and other, net                                2,350      2,423
                                                                           --------   --------

     Total assets                                                          $222,588   $226,052
                                                                           ========   ========

                                LIABILITIES AND DIVISION EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt                                       $  2,075   $  1,975
   Current portion of related-party notes payable                               264        243
   Accounts payable and accrued liabilities                                  13,535     13,274
   Unearned revenue                                                              --        268
                                                                           --------   --------

     Total current liabilities                                               15,874     15,760

LONG-TERM DEBT                                                               45,309     47,563

RELATED-PARTY NOTES PAYABLE                                                   7,021      7,288

DEFERRED INCOME TAXES                                                        17,701     14,015

COMMITMENTS AND CONTINGENCIES

DIVISION EQUITY                                                             136,683    141,426
                                                                           --------   --------

     Total liabilities and division equity                                 $222,588   $226,052
                                                                           ========   ========




                 The accompanying notes are an integral part of these combined financial statements.

                 THE BIO GRO DIVISION OF WASTE MANAGEMENT, INC.

                        COMBINED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                 (In Thousands)

                                                                            1999          1998          1997
                                                                         ----------    ----------    ----------
OPERATING REVENUES                                                       $  117,677    $  145,656    $  198,583

COST AND EXPENSES:
   Operating (exclusive of depreciation and amortization)                    70,013        81,477       112,194
   General and administrative                                                19,439        16,881        18,861
   Depreciation and amortization                                             12,698        12,869        31,432
   Asset impairments                                                             --            --        11,179
                                                                         ----------    ----------    ----------

                 Income from operations                                      15,527        34,429        24,917

INTEREST EXPENSE                                                              3,838         4,249         4,907

MANAGEMENT ALLOCATION                                                           819         2,417         4,646

OTHER (INCOME) EXPENSE, net                                                     (11)         (138)         (968)
                                                                         ----------    ----------    ----------

                 Income before income taxes and cumulative
                  effect of change in accounting principle                   10,881        27,901        16,332

INCOME TAX PROVISION                                                          5,046        11,894         6,987
                                                                         ----------    ----------    ----------

NET INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE                                                        5,835        16,007         9,345

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, net
  of income tax benefit                                                          --           566            --
                                                                         ----------    ----------    ----------

NET INCOME                                                               $    5,835    $   15,441    $    9,345
                                                                         ==========    ==========    ==========


          The accompanying notes are an integral part of these combined financial statements.

                 THE BIO GRO DIVISION OF WASTE MANAGEMENT, INC.


                COMBINED STATEMENTS OF CHANGES IN DIVISION EQUITY

                                 (In Thousands)



BALANCE, December 31, 1996                                    $ 144,752

NET INCOME                                                        9,345

NET DISTRIBUTIONS TO WASTE MANAGEMENT, INC., AND AFFILIATES     (24,174)
                                                              ---------
BALANCE, December 31, 1997                                      129,923

NET INCOME                                                       15,441

NET DISTRIBUTIONS TO WASTE MANAGEMENT, INC., AND AFFILIATES      (3,938)
                                                              ---------

BALANCE, December 31, 1998                                      141,426

NET INCOME                                                        5,835

NET DISTRIBUTIONS TO WASTE MANAGEMENT, INC., AND AFFILIATES     (10,578)
                                                              ---------

BALANCE, December 31, 1999                                    $ 136,683
                                                              =========




          The accompanying notes are an integral part of these combined financial statements.

                 THE BIO GRO DIVISION OF WASTE MANAGEMENT, INC.


                        COMBINED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                 (In Thousands)




                                                                        1999        1998        1997
                                                                      --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                         $  5,835    $ 15,441    $  9,345
   Adjustments to reconcile net income to net cash provided by operating activities-
       Impairment charge                                                    --          --      11,179
       Cumulative effect of change in accounting principle                  --         943          --
       Depreciation and amortization                                    12,698      12,869      31,432
       Deferred income tax provision (benefit)                           2,839       4,986      (2,471)
       Changes in assets and liabilities-
         Accounts receivable, net                                       (4,841)     17,659       5,317
         Prepaids and other current assets                                (663)        561       1,540
         Accounts payable and accrued liabilities                          261      (1,419)      1,867
         Unearned revenue                                                 (268)     (2,709)     (9,652)
       Other, net                                                            7       1,500       1,163
                                                                      --------    --------    --------

            Net cash provided by operating activities                   15,868      49,831      49,720
                                                                      --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                 (6,291)     (2,359)     (7,692)
                                                                      --------    --------    --------

            Net cash used in investing activities                       (6,291)     (2,359)     (7,692)
                                                                      --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net change in restricted cash                                           909       1,300       2,635
   Repayments of long-term debt                                         (2,154)     (1,885)       (900)
   Repayments of related-party notes payable                              (246)    (16,491)    (20,248)
   Net cash distributions to Waste Management, Inc., and affiliates     (8,091)    (30,738)    (24,174)
                                                                      --------    --------    --------

            Net cash used in financing activities                       (9,582)    (47,814)    (42,687)
                                                                      --------    --------    --------

DECREASE IN CASH                                                            (5)       (342)       (659)

CASH AT BEGINNING OF YEAR                                                   46         388       1,047
                                                                      --------    --------    --------

CASH AT END OF YEAR                                                   $     41    $     46    $    388
                                                                      ========    ========    ========

CASH PAID FOR INTEREST - NONAFFILIATE                                 $  3,370    $  3,460    $  3,500
                                                                      ========    ========    ========




          The accompanying notes are an integral part of these combined financial statements.

                 THE BIO GRO DIVISION OF WASTE MANAGEMENT, INC.


                     NOTES TO COMBINED FINANCIAL STATEMENTS



1. BUSINESS DESCRIPTION:


The Bio Gro division of Waste Management, Inc. (Bio Gro or the Company), consists of the accounts of Wheelabrator Water Technologies Inc. (a Maryland corporation) and its consolidated subsidiaries (collectively, WWTI) and Residuals Processing Inc. (RPI) (a California corporation). WWTI is wholly owned by Resco Holdings, Inc., which is wholly owned by Wheelabrator Technologies, Inc. (WTI). WTI and RPI are both wholly owned by Waste Management Holdings, Inc. Waste Management Holdings, Inc., is wholly owned by Waste Management, Inc. (Waste Management). Bio Gro, operating as a division of Waste Management, offers municipalities and various industrial customers (commonly referred to as waste "generators") a range of management services for nonhazardous sludges resulting from treatment of municipal and industrial wastewater (biosolids). All of Bio Gro's operations are located in the United States. Services are typically provided to customers pursuant to multiyear contracts under which Bio Gro handles, processes and disposes biosolids. The Company's primary means of disposing of biosolids are primarily through land application and thermal facilities.


Land application involves the application of nonhazardous biosolids as a natural fertilizer on farmland pursuant to site-specific permits issued by applicable state authorities. Land-applied biosolids are often stabilized prior to application using proprietary technology. Biosolids are also disposed of at composting sites and landfills. Principal areas of operation include Maryland, New Jersey, Illinois, Ohio, Michigan and California.

Bio Gro also develops and operates facilities at which biosolids are dried and pelletized or composted. Development of dryer and composting facilities generally involves various contractual arrangements with a variety of private and public entities, including municipalities which generate the biosolids, lenders, contractors and subcontractors which build the facilities, and end-users of the fertilizer, pellets or compost generated from the treatment process. These facilities incorporate a variety of biosolids drying and emission control technologies, some proprietary and some licensed to Bio Gro. Biosolids which have been dried and pelletized or composted are generally used as fertilizer by farmers, commercial landscapers and nurseries and as a bulking agent by fertilizer manufacturers. Principal areas of operation include Maryland, New York and New Jersey.

2. SIGNIFICANT ACCOUNTING POLICIES:

Principles of Combination


WWTI is comprised of Enviroland Incorporated, New York Organic Fertilizer Company Holdings Inc., Wheelabrator Clean Water New Jersey Inc., Vista Properties Inc., New York Organic Fertilizer Inc. (NYOFCO), Wheelabrator Water Technologies Baltimore LLC and a 40 percent interest in JABB II LLC. RPI includes Future-Tech Environmental Services Inc. All intercompany accounts and transactions have been eliminated in combination.


Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and expenses and disclosures of contingencies. Actual results could differ from those estimates.

Concentration of Credit Risk

Bio Gro provides services to various geographical regions in the U.S. Bio Gro's credit risk primarily consists of receivables from a variety of customers, including state and local agencies, municipalities and private industries. Bio Gro reviews its accounts receivable and provides allowances as deemed necessary.

Fair Value of Financial Instruments

Bio Gro's financial instruments consist primarily of cash, receivables, restricted cash, accounts payable and debt instruments. The book values of cash, receivables, restricted cash and accounts payable are considered to be representative of their respective fair values. See Note 6 for the terms, carrying values and fair values of Bio Gro's various debt instruments.

Property, Plant and Equipment

Property, plant and equipment (including major improvements) is stated at cost. Expenditures which increase the utility or extend the lives of assets in service are capitalized and depreciated. Expenditures of an ordinary maintenance or repair nature are charged directly to operating expense. Upon retirement or disposition of property, plant and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the combined statement of income.

The cost of Bio Gro's buildings, building improvements, machinery and equipment utilized in Bio Gro's thermal operations is depreciated on a straight-line basis over the shorter of the estimated useful lives of the individual assets or the lives of the initial service contracts related to each thermal facility. When evidence (such as service contract renegotiations or extensions) supports longer useful lives for thermal assets depreciated based on service contract lives, depreciation is adjusted and accounted for on a prospective basis. Except for land, the cost of all other property, plant and equipment is depreciated on a straight-line basis over the estimated useful lives of the asset. See Note 4 for further information regarding amounts recorded in the combined financial statements and estimated useful lives.

Capitalized Interest

Bio Gro capitalizes interest on significant projects under construction in accordance with Statement of Financial Accounting Standards (SFAS) No. 34, "Capitalization of Interest Cost." There were no amounts capitalized for the years ended December 31, 1999, 1998 and 1997.


Goodwill



Goodwill represents the aggregate purchase price paid by Bio Gro in acquisitions accounted for as a purchase over the fair value of the net tangible assets acquired. Goodwill is amortized on a straight-line basis over a period not exceeding 40 years. Goodwill amortization expense was $2,405,000, $2,209,000 and $1,670,000 for the years ended December 31, 1999, 1998 and 1997, respectively.


In the event that facts and circumstances indicate that goodwill may be impaired, an evaluation of recoverability would be performed on the basis of the estimated future undiscounted cash flows associated with the asset. Any impairment would be recognized in the period identified. Bio Gro believes the goodwill remaining as of December 31, 1999, is fully realizable.


In 1998, Waste Management purchased certain shareholding interests in WTI not previously held by Waste Management. As a result of such purchase, approximately $26,800,000 in goodwill was allocated to Bio Gro in the accompanying combined financial statements.

Deferred Debt Issuance Costs

Deferred debt issuance costs, net of accumulated amortization at December 31, 1999 and 1998, totaled approximately $1,097,000 and $1,166,000, respectively, and is included in other assets. Deferred debt issuance costs are amortized over the life of the underlying debt.

Environmental Costs and Liabilities

Bio Gro has instituted procedures to periodically evaluate potential environmental exposures. When Bio Gro concludes it is probable that a liability has been incurred, provision is made in the financial statements, based upon management's judgment and prior experience, for Bio Gro's best estimate of the liability. Such estimates are subsequently revised as deemed necessary when additional information becomes available.

While Bio Gro does not presently anticipate that any such adjustment would be material to its financial statements in the near term, it is reasonably possible that technological, regulatory or enforcement developments, results of environmental studies or other factors could alter this expectation and necessitate the recording of additional liabilities, which could be material.

Estimates of the extent of the Company's degree of responsibility for remediation and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult, and the ultimate outcome may differ from current estimates. As part of its ongoing operations, the Company reviews its reserve requirements for remediation and other environmental matters based on an analysis of the regulatory environment. Revisions to reserve requirements may result in adjustments to income from operations in any given period.

Revenues


Revenues under land application contracts are recognized when the service is performed. Revenues under thermal operations are recognized either when cake sludge enters the facilities or when the sludge has been pelletized, depending on the contract terms.


During 1997, Bio Gro entered into a long-term engineering and construction contract to design, build and operate a composting facility for which Bio Gro did not take title. Bio Gro recognized revenue on the percentage-of-completion basis. Under this method, Bio Gro recognized as revenue that portion of the total contract price which the cost of work completed bears to the estimated total cost of the work included in the contract. Because the contract extended over more than one fiscal period, revisions of cost and profit estimates were made periodically and were reflected in the accounting period in which they were determined (see Note 3).

Impairment Charge


In accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," Bio Gro reviews long-lived assets held for use for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. During 1997, Bio Gro determined that the carrying amount of certain assets held for use exceeded an estimate of its future undiscounted net cash flows or estimated net realizable value. Accordingly, Bio Gro recorded an impairment loss of approximately $11,179,000 during 1997 to reduce the carrying value of these assets to an amount equal to their estimated fair value.


Income Taxes

Bio Gro accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Bio Gro is considered a part of the consolidated results of WTI for income tax purposes. Effective April 1, 1998, in conjunction with the acquisition of the remaining outstanding shares of WTI by Waste Management, WTI joined in filing a consolidated federal income tax return with Waste Management. Income taxes in Bio Gro's combined financial statements reflect Waste Management's and WTI's payment of taxes related to income generated by Bio Gro. Amounts related to income taxes have been allocated as if Bio Gro had prepared a stand-alone federal income tax filing. Reference is made to Note 5 for further financial information related to income tax amounts.

Accounting Pronouncements

In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP provides guidance with respect to accounting for the various types of costs incurred for computer software developed or obtained for Bio Gro's use. Bio Gro was required to and adopted SOP 98-1 in the first quarter of fiscal 1999. The adoption did not have a material effect on Bio Gro's combined financial position or results of operations.

In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities to be expensed as incurred. This statement is effective for fiscal years beginning after December 15, 1998. The statement requires previously capitalized costs related to start-up activities to be expensed as a cumulative effect of a change in accounting principle when the statement is adopted. Bio Gro capitalized certain costs related primarily to start-up activities in connection with a thermal facility. Bio Gro recorded an after-tax charge in 1998 of approximately $566,000 for the cumulative effect of this change in accounting principle upon adoption.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires a company to recognize all derivative instruments (including certain derivative instruments embedded in other contracts) as assets or liabilities in its balance sheet and measure them at fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137, is effective for the Company in its first fiscal quarter of 2001. Management is currently assessing the impact on existing accounting policies and financial reporting disclosures. However, Bio Gro has not historically engaged in activities or entered into arrangements normally associated with derivative instruments.

3. SIGNIFICANT SERVICE CONTRACTS:

A significant portion of Bio Gro's revenues are derived from service contracts with a limited number of customers. For the years ended December 31, 1999, 1998 and 1997, two customers accounted for 20 percent and 15 percent; 34 percent and 12 percent; and 37 percent and 6 percent, respectively, of the Company's revenues. In addition, 15 percent of revenues recognized during 1997 was derived from a construction contract with a county.

Municipal Service Contracts

During 1998, due to the expiration of the initial five-year service contract with a municipality, which commenced in 1992 upon completion of construction of a thermal facility, a new 15-year service contract was awarded and became effective July 1, 1998. Bio Gro owns the property, plant and equipment utilized in the operations. The service contract is subject to a termination option exercisable by the municipality at any time upon giving a 10-day notice of termination to Bio Gro. The site lease covers five years from July 1, 1998, to June 30, 2003, with two five-year renewal options to Bio Gro. Upon expiration of the site lease, Bio Gro is to remove all trade fixtures, machinery and equipment from the facility, at which time unlimited title to all building and improvements will pass to the third-party lessor. The land at the site is leased from a third party under a separate site lease agreement.

Bio Gro owns the property, plant and equipment utilized in the operations of two other thermal facilities. The land at each site is leased from a municipality under separate long-term site lease agreements expiring January 1,

2020, and August 31, 2022, respectively, or five years after expiration of the service agreement, whichever is later. Both leases can be extended with two mutually agreeable five-year options. Title to the facilities remains with Bio Gro, or with a trustee, so long as the bonds used to finance the facilities remain outstanding. Upon expiration of the site leases, the municipality may request that Bio Gro dismantle and remove the facilities and restore the land, all at Bio Gro's expense, or should the municipality not request removal, Bio Gro may elect to not remove the facilities and, instead, transfer title to the municipality.


The service agreements with the municipality are subject to a termination option exercisable by the municipality, in the case of one facility, in years 2005, 2010 or 2015 and, in the case of the other facility, in years 2007, 2012 or 2017. Under both contracts, the municipality must provide a notice of termination one year prior to termination. If the municipality elects to terminate either or both service contracts, the municipality must redeem a portion of the outstanding Project Revenue Bonds (as defined in Note 6) and make certain payments to Bio Gro generally based on a portion of lost profits for the remaining term of the service contract and undepreciated or otherwise unamortized project costs. Both contracts contain an option, based on mutual consent, to renew the contract for additional terms aggregating five years.

Composting Facility


On May 10, 1996, the Company entered into a co-composting facility construction and operating agreement with a county providing for the design, construction, operation and maintenance of a composting facility. The price to construct the facility was fixed and was based on completion of certain milestones throughout the contract period. Construction of the facility began in March 1997 and was completed in October 1998. The Company accounted for this contract under the percentage-of-completion method, using costs incurred to date in relation to estimated total costs of the contract to measure the stage of completion. The cumulative effect of revisions of estimated total costs and revenues was recorded in the period in which the facts requiring the revision became known. Commercial operations of the facility began in 1998. Under the agreement, Bio Gro to operate the facility for a period of five years, with a mutual option for an additional five-year renewal period.


4. PROPERTY, PLANT AND EQUIPMENT:

The following is a summary of capitalized costs of property, plant and equipment and useful lives (in years) at December 31, 1999 and 1998 (in thousands):

                                               Approximate
                                               Useful Life       1999            1998
                                              ------------   ------------    ------------
                                               (In Years)
Land                                                   N/A   $      2,419    $      2,491
Buildings and improvements                            5-20         52,863          53,353
Machinery and equipment                               3-20        184,919         183,983
Vehicles                                              3-10         22,321          20,885
Other                                                 3-25          3,837           3,560
Construction in progress                               N/A            515             286
Less- Accumulated depreciation                                   (165,767)       (157,874)
                                                             ------------    ------------

          Net property, plant and equipment                  $    101,107    $    106,684
                                                             ============    ============


Depreciation of property, plant and equipment included for the years ended December 31, 1999, 1998 and 1997, was $10,170,000, $9,958,000 and $28,512,000,
respectively.

5. INCOME TAXES:


A summary of Bio Gro's income tax provision (benefit) for the years ended December 31, 1999 and 1998, is as follows (in thousands):


                                                     1999       1998
                                                   --------   --------
Current tax expense-
   U.S. federal                                    $  1,782   $  5,275
   State and local                                      425      1,256
                                                   --------   --------

                        Total current                 2,207      6,531
                                                   --------   --------

Deferred tax expense-
   U.S. federal                                       2,293      4,027
   State and local                                      546        959
                                                   --------   --------

                        Total deferred                2,839      4,986
                                                   --------   --------

                        Total provision            $  5,046   $ 11,517
                                                   ========   ========


The principal items accounting for the difference in income taxes computed at the U.S. statutory rates compared to amounts recorded for the years ended December 31, 1999 and 1998, are as follows (in thousands):




                                                        1999         1998
                                                      --------      -------
                                                        Amount       Amount
                                                      --------      --------
Statutory federal income tax                          $  3,808       $  9,435
State income taxes after federal income tax benefit        631          1,440
Other, net                                                 607            642
                                                      --------       --------

                    Effective tax rate                $  5,046       $ 11,517
                                                      ========       ========



The principal items that comprise deferred tax assets (liabilities) are as follows as of December 31, 1999 and 1998 (in thousands):


                                                                      1999        1998
                                                                    --------    --------
       Reserves not deductible until paid                           $  1,479    $    323
       Accruals not deductible until paid                              1,375         721
       Other                                                           1,668       1,054
                                                                    --------    --------

                               Subtotal                                4,522       2,098
                                                                    --------    --------

       Property, plant and equipment                                 (17,931)    (12,305)
       Intangibles                                                    (2,391)     (2,651)
       Other                                                              --        (103)
                                                                    --------    --------

                               Subtotal                              (20,322)    (15,059)
                                                                    --------    --------

                               Net deferred tax asset (liability)   $(15,800)   $(12,961)
                                                                    ========    ========

6. DEBT:

Long-term debt and related-party notes payable at December 31, 1999 and 1998, are as follows (in thousands):


                                                                                     1999        1998
                                                                                   --------    --------
Long-term debt-
   Maryland Energy Financing Administration Limited Obligation Solid
     Waste Disposal Revenue Bonds, 1996 series-
       Revenue bonds due 1999 to 2005 at stated interest rates of 5.10% to 5.85%   $ 14,270    $ 16,245
       Term revenue bond due 2010 at stated interest rate of 6.30%                   16,295      16,295
       Term revenue bond due 2016 at stated interest rate of 6.45%                   22,360      22,360
       Less- Restricted cash                                                         (5,541)     (5,362)
                                                                                   --------    --------

                  Total debt, net of restricted cash                                 47,384      49,538

Less- Current portion                                                                (2,075)     (1,975)
                                                                                   --------    --------

                  Total long-term debt                                             $ 45,309    $ 47,563
                                                                                   ========    ========

Related-party notes payable-
   WTI related-party notes payable-
     Note payable monthly through 2014 at interest rate of 7%                      $  4,539    $  4,707
     Note payable monthly through 2017 at interest rate of 7%                         2,746       2,824
                                                                                   --------    --------
                                                                                      7,285       7,531
Less- Current portion                                                                  (264)       (243)
                                                                                   --------    --------

                  Total long-term related-party notes payable                      $  7,021    $  7,288
                                                                                   ========    ========



The aggregate fair value of Bio Gro's debt, excluding restricted cash, was approximately $60,209,000 and $62,431,000 at December 31, 1999 and 1998,
respectively. The fair value of Bio Gro's long-term debt was determined using market quotes of similar debt with similar maturities and stated interest rates.


Restricted cash represents monies held by First Union National Bank (the Trustee) for the loan agreement between the Maryland Energy Financing Administration and Wheelabrator Water Technologies Baltimore LLC (WWTB). As a requirement of the loan agreement, WWTB must meet the requirements stipulated per the agreement dated June 1, 1996. The loan, based on the terms of the related indenture, requires that certain monies be placed in restricted fund accounts to be used for various designated purposes (i.e., debt service reserve funds, bond funds, etc.). The debt service reserve fund has been presented net of debt in the accompanying balance sheets. Monies in the funds will remain restricted until such time as the related loan matures or is paid off, whichever occurs first. WWTB was in compliance with the reserve requirements as of December 31, 1999 and 1998.

The revenue bonds (the Revenue Bonds) and the term revenue bonds (the Term Revenue Bonds) (collectively, the Project Revenue Bonds) were issued in 1996 by the Maryland Energy Financing Administration pursuant to the Maryland Energy Financing Act. The proceeds of the Project Revenue Bonds were loaned to Bio Gro pursuant to a June 1996 financing agreement for the purposes of financing the costs of the construction of Bio Gro's thermal operations located in Baltimore County, Maryland, at the site of Baltimore's Back River Wastewater Treatment Plant and in Baltimore City, Maryland, at the site of Baltimore's Patapsco Wastewater Treatment Plant. Both facilities were in operation prior to 1998.

The Project Revenue Bonds are primarily secured by the pledge of revenues and assets related to Bio Gro's Back River and Patapsco thermal facilities. The underlying service contracts between Bio Gro and Baltimore obligated Bio Gro to design, construct and operate the thermal facilities and obligated Baltimore to deliver biosolids for processing at the thermal facilities. Bio Gro and Baltimore have agreed that Baltimore will deposit all payments made by Baltimore to Bio Gro under the service contracts directly with a trustee for the purpose of maintaining a reserve fund to service debt requirements.

At December 31, 1999 and 1998, the Project Revenue Bonds were collateralized by property, plant and equipment with a net book value of $56,556,000 and $59,371,000, respectively, and restricted cash of $6,466,000 and $7,196,000, respectively.

The Project Revenue Bonds can be redeemed at the option of Bio Gro at any time on or after December 1, 2006, subject to redemption prices specified in the financing agreement. The Project Revenue Bonds can be redeemed at the option of Bio Gro under certain extraordinary conditions, as defined in the financing agreement. Additionally, the Term Revenue Bonds are subject to mandatory sinking fund requirements prior to final maturity beginning on December 1, 2006.

WWTI has guaranteed the performance of services under the underlying service agreements. WTI has also guaranteed the performance of services under the underlying service agreements. In July 1998, the WTI guarantee was assigned to Waste Management. Neither WWTI nor Waste Management has guaranteed payment of debt service on the Project Revenue Bonds.


Principal payments on debt at December 31, 1999, are due as follows (in thousands):



                                         Related-Party
                       Long-Term Debt    Notes Payable
                       --------------   --------------
2000                   $        2,075   $          264
2001                            2,185              283
2002                            2,300              303
2003                            2,430              325
2004                            2,570              349
Thereafter                     41,365            5,761
                       --------------   --------------

   Total               $       52,925   $        7,285
                       ==============   ==============



For the years ended December 31, 1999, 1998 and 1997, Bio Gro incurred $519,000, $829,000 and $2,315,000, respectively, of interest expense on the related-party notes payable to WTI.


7. COMMITMENTS AND CONTINGENCIES:

Bio Gro's business activities are subject to environmental regulation under federal, state and local laws and regulations. In the ordinary course of conducting its business activities, Bio Gro becomes involved in judicial and administrative proceedings involving governmental authorities at the federal, state and local levels. Bio Gro believes that these matters will not have a material adverse effect on its results of operations or financial condition. However, the outcome of any particular proceeding cannot be predicted with certainty. Bio Gro is under various regulations to procure licenses and permits to conduct its operations. These licenses and permits are subject to periodic renewal without which the Company's operations could be adversely affected. Also, there can be no assurance that regulatory requirements will not change to the extent that it would materially affect Bio Gro's combined financial statements.

The Company is a defendant in a lawsuit in which the plaintiff claims that the death of an individual was allegedly caused by certain biosolids disposed of by the Company. The litigation is currently in the discovery phase, and the Company is waiting for plaintiff's production of a court-ordered expert on causation. The Company is vigorously defending itself in the litigation. Bio Gro cannot predict the ultimate outcome of the matter at this time.

There are various other lawsuits and claims pending against Bio Gro that have arisen in the normal course of Bio Gro's business and relate mainly to matters of environmental, personal injury and property damage. The outcome of these matters is not presently determinable but, in the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the combined financial condition or results of operations of Bio Gro. It is reasonably possible, however, that a change in Bio Gro's estimate of its probable liability with respect to these matters could occur.

Bio Gro has issued or is a party to bank letters of credit, performance bonds and other guarantees. Such financial instruments are given in the ordinary course of business. Bio Gro insures the majority of its contractual obligations through performance bonds.

Noncancelable operating lease payments for operating and office facilities at December 31, 1999, are due as follows (in thousands):

2000                                  $ 1,872
2001                                    1,723
2002                                    1,662
2003                                    1,038
2004                                      440
Thereafter                                975
                                      -------

               Total                  $ 7,710
                                      =======

Total rent expense was $1,800,000, $1,794,000 and $2,239,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

8. DETAIL OF CERTAIN
   BALANCE SHEET ACCOUNTS:

Activity of Bio Gro's allowance for doubtful accounts at December 31, 1999 and 1998, consists of the following (in thousands):

                                                               1999      1998
                                                              ------    ------
Balance at beginning of year                                  $  726    $  479
Deductions for recoveries and for uncollectible receivables
   written off                                                  (548)     (184)
Charged to cost of services                                       84       431
                                                              ------    ------

Balance at end of year                                        $  262    $  726
                                                              ======    ======

Accrued liabilities at December 31, 1999 and 1998, consist of the following (in thousands):

                                 1999       1998
                               --------   --------
Accounts payable               $  5,158   $  3,412
Salaries and benefits             2,614      2,070
Other                             5,763      7,792
                               --------   --------

             Total             $ 13,535   $ 13,274
                               ========   ========

9. RELATED-PARTY TRANSACTIONS:

Management Allocation


Bio Gro receives services from WTI and other Waste Management affiliates relating to various corporate general and administrative functions such as legal services, tax, accounting and reporting, treasury, information systems, insurance and loss control and employee benefits administration. For the years ended December 31, 1999, 1998 and 1997, Bio Gro was allocated $819,000, $2,417,000 and $4,646,000, respectively, from WTI and other Waste Management affiliates for these services. The allocation of affiliated corporate general and administrative expenses is based on estimated levels of effort devoted to the Bio Gro operations. Bio Gro's management believes the method for allocating corporate general and administrative expenses is reasonable.

Insurance Allocations

Bio Gro participates in consolidated insurance programs administrated by Waste Management on behalf of certain of its subsidiaries. Under these programs, a broad range of coverages are provided, including general liability, automobile liability, workers' compensation, property, health and medical and such other coverages as deemed necessary. Some of these coverages are subject to varying retentions of risk. Pursuant to such insurance programs, Bio Gro was allocated insurance premiums based on various factors, including payroll costs, employee elections and other available information. Additionally, Bio Gro was also allocated a charge for certain claims directly related to its operations. For the years ended December 31, 1999, 1998 and 1997, Bio Gro incurred charges of approximately $5,100,000, $4,900,000 and $5,300,000, respectively. It was not practical to determine the amount of insurance cost of Bio Gro if it had operated on a stand-alone basis. However, management believes the method of allocation applied is reasonable.

Division Equity and Related-Party Transactions

The division equity of Bio Gro includes the common stock of WWTI and RPI. The authorized capital stock of WWTI consists of 1,000 shares of common stock, par value $1.00 per share, all of which shares are issued and outstanding. The authorized capital stock of RPI consists of 1,000 shares of stock, all of which shares are issued and outstanding.

Net distributions to Waste Management affiliates in the combined statement of changes in division equity consist of net cash and noncash changes in receivables and payables with WTI and other Waste Management affiliates which have been included in combined division equity. Historically, WTI and other Waste Management affiliates have transferred cash funds to and from Bio Gro under a central cash management program, transferred net assets of acquired businesses to Bio Gro, transferred assets from Bio Gro to other WTI or other Waste Management affiliates, allocated tax-related assets, liabilities and provisions and charged expenses to Bio Gro for various services and other benefits provided, as discussed further herein.

In 1998, the remaining net book value of $2,500,000 related to a facility that was written down in 1997 was transferred to Waste Management.

Related-Party Transaction on Composting Site

In January 1999, Bio Gro entered into a verbal agreement with Waste Management of New York (WMNY), a wholly owned subsidiary of Waste Management, to construct and operate a composting facility for the county of Rockland, New York. The verbal agreement provided that all assets and liabilities related to construction of the facility would remain on the books of WMNY and Bio Gro would be paid a fee, from WMNY, of cost plus 10 percent. During 1999, revenues related to this contract totaled $323,000 and are included in 1999 revenues in the accompanying combined statement of income. During August 2000, the contract and all associated assets and liabilities between Rockland and WMNY were sold to Synagro Technologies, Inc. (Synagro), upon the sale of Bio Gro to Synagro (see
Note 11).

Other Related-Party Arrangements


Bio Gro is a party to certain arrangements with Waste Management affiliates which primarily provide for the use by Bio Gro in disposing of biosolids at certain facilities of Waste Management affiliates. The charges incurred by Bio Gro pursuant to such arrangements for the years ended December 31, 1999, 1998 and 1997, were approximately $4,732,000, $3,377,000 and $3,926,000, respectively.

10. COMPENSATION AND BENEFIT PLANS:

Savings and Retirement Plan

During 1998 and 1997, substantially all employees participated in the Wheelabrator-Rust Savings and Retirement Plan (the Plan), which was a qualified defined contribution plan consisting of a savings account component (the Savings Account) and a retirement account component (the Retirement Account). Under the terms of the Savings Account, eligible employees of Bio Gro could elect to contribute a portion of their annual compensation not to exceed 16 percent. Bio Gro was required to match a minimum of 30 percent of the first 6 percent of eligible compensation contributed by an employee. At the discretion of WTI management, supplemental savings account contributions could be made to each employee. Under the terms of the Retirement Account, eligible employees of Bio Gro received an annual contribution equal to a minimum of 3 percent of their eligible earnings. Employees vested in Bio Gro contributions and the associated earnings in the Savings Account at 20 percent per year and in the Retirement Account after five years. Bio Gro's contributions to the Plan for the years ended December 31, 1998 and 1997, amounted to approximately $922,000 and $819,000, respectively. The Plan was terminated at December 31, 1998, as a result of the merger of Waste Management with USA Waste Services, Inc., in July 1998 at which time vesting was accelerated.


Effective January 1, 1999, the Waste Management Retirement Savings Plan and the Plan were merged into the USA Waste Services, Inc. Employee Savings Plan, which was then renamed the Waste Management Retirement Savings Plan (the Savings
Plan). The Savings Plan covers employees (except those working subject to collective bargaining agreements which do not provide for coverage under such plans) following a 90-day waiting period after hire and allows eligible employees to contribute up to 15 percent of their annual compensation, as limited by IRS regulations. Under the Savings Plan, the Company matches employee contributions up to 3 percent of eligible compensation and matches 50 percent of employee contributions in excess of 3 percent but no more then 6 percent of eligible compensation. Both employee and Company contributions vest immediately. Charges to operations for the Company's defined contribution plan was $645,000 for the year ended December 31, 1999.


Other

Certain Bio Gro employees participate in a Waste Management stock option plan for which Accounting Principles Board Opinion No. 25 is followed for accounting purposes. Exercise prices on options granted are equivalent to the market value of Waste Management shares on the date of grant. As such, no compensation expense is recognized or allocated to Bio Gro for options granted.

11. SUBSEQUENT EVENT:

On August 14, 2000, Synagro Technologies, Inc. (Synagro), closed the acquisition of Bio Gro. The acquisition will be accounted for as a purchase; accordingly, the purchase price will be allocated to the underlying assets and liabilities based on their respective estimated fair values at the date of acquisition.

                 THE BIO GRO DIVISION OF WASTE MANAGEMENT, INC.


                             COMBINED BALANCE SHEETS

                                 (In Thousands)




                                                                         June 30,     December 31,
                                                                           2000           1999
                                                                       ------------   ------------
                                                                        (Unaudited)
                                               ASSETS

CURRENT ASSETS:
   Cash                                                                $         42   $         41
   Restricted cash                                                            2,802            925
   Accounts receivable, net of allowance for doubtful
     accounts of $479 and $262, respectively                                 31,803         31,387
   Prepaids and other                                                         2,137          1,820
   Deferred tax asset                                                         2,324          1,901
                                                                       ------------   ------------

                          Total current assets                               39,108         36,074

PROPERTY, PLANT AND EQUIPMENT, net                                           98,646        101,107

OTHER ASSETS:
   Goodwill, net of accumulated amortization of $14,224 and $13,015,
     respectively                                                            81,848         83,057
   Deferred debt issuance costs and other                                     2,189          2,350
                                                                       ------------   ------------

                          Total assets                                 $    221,791   $    222,588
                                                                       ============   ============

                                   LIABILITIES AND DIVISION EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt                                   $      2,075   $      2,075
   Current portion of related-party notes payable                               338            264
   Accounts payable and accrued liabilities                                  12,298         13,535
                                                                       ------------   ------------

                          Total current liabilities                          14,711         15,874

LONG-TERM DEBT                                                               45,309         45,309

RELATED-PARTY NOTES PAYABLE                                                   6,817          7,021

DEFERRED INCOME TAXES                                                        19,543         17,701

COMMITMENTS AND CONTINGENCIES

DIVISION EQUITY                                                             135,411        136,683
                                                                       ------------   ------------

                          Total liabilities and division equity        $    221,791   $    222,588
                                                                       ============   ============




          The accompanying notes are an integral part of these combined financial statements.

                 THE BIO GRO DIVISION OF WASTE MANAGEMENT, INC.


                        COMBINED STATEMENTS OF OPERATIONS

                                 (In Thousands)



                                                          Six Months Ended June 30
                                                          ------------------------
                                                              2000        1999
                                                          -----------  -----------
                                                                 (Unaudited)
OPERATING REVENUES                                          $ 64,828    $ 53,227

COST AND EXPENSES:
   Operating (exclusive of depreciation and amortization)     38,774      33,054
   General and administrative                                  9,218       4,981
   Depreciation and amortization                               6,027       5,653
                                                            --------    --------

                             Income from operations           10,809       9,539

INTEREST EXPENSE                                               1,888       1,895

MANAGEMENT ALLOCATION                                            394         263

OTHER (INCOME) EXPENSE, net                                     (127)        (66)
                                                            --------    --------

                             Income before income taxes        8,654       7,447

INCOME TAX PROVISION                                           3,808       3,625
                                                            --------    --------
NET INCOME                                                  $  4,846    $  3,822
                                                            ========    ========



          The accompanying notes are an integral part of these combined financial statements.

                 THE BIO GRO DIVISION OF WASTE MANAGEMENT, INC.


                        COMBINED STATEMENTS OF CASH FLOWS

                                 (In Thousands)




                                                                           Six Months Ended June 30
                                                                           ------------------------
                                                                              2000          1999
                                                                           ----------    ----------
                                                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                              $    4,846    $    3,822
   Adjustments to reconcile net income to net cash provided by operating activities-
       Depreciation and amortization                                            6,027         5,653
       Deferred income taxes                                                    2,655         4,873
       Changes in assets and liabilities-
         Accounts receivable, net                                                (416)        1,289
         Prepaids and other current assets                                       (317)         (792)
         Accounts payable and accrued liabilities                              (1,508)       (1,089)
         Unearned revenue                                                         271             1
       Other, net                                                                (107)         (647)
                                                                           ----------    ----------

                       Net cash provided by operating activities               11,451        13,110
                                                                           ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                        (2,359)       (2,261)
                                                                           ----------    ----------

                       Net cash used in investing activities                   (2,359)       (2,261)
                                                                           ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net change in restricted cash                                               (1,877)         (526)
   Repayments of related-party notes payable                                     (130)         (300)
   Net cash distributions to Waste Management, Inc., and affiliates            (7,084)       (9,983)
                                                                           ----------    ----------

                       Net cash used in financing activities                   (9,091)      (10,809)
                                                                           ----------    ----------

INCREASE IN CASH                                                                    1            40

CASH AT BEGINNING OF YEAR                                                          41            46
                                                                           ----------    ----------

CASH AT END OF YEAR                                                        $       42    $       86
                                                                           ==========    ==========

CASH PAID FOR INTEREST -- NON AFFILIATE                                    $    1,725    $    1,685
                                                                           ==========    ==========




          The accompanying notes are an integral part of these combined financial statements.

                 THE BIO GRO DIVISION OF WASTE MANAGEMENT, INC.


                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS



1. BUSINESS DESCRIPTION:


The Bio Gro division of Waste Management, Inc. (Bio Gro or the Company), consists of the accounts of Wheelabrator Water Technologies Inc. (a Maryland corporation) and its consolidated subsidiaries (collectively, WWTI) and Residuals Processing Inc. (RPI) (a California corporation). WWTI is wholly owned by Resco Holdings, Inc., which is wholly owned by Wheelabrator Technologies, Inc. (WTI). WTI and RPI are both wholly owned by Waste Management Holdings, Inc. Waste Management Holdings, Inc., is wholly owned by Waste Management, Inc. (Waste Management). Bio Gro, operating as a division of Waste Management, offers municipalities and various industrial customers (commonly referred to as waste "generators") a range of management services for nonhazardous sludges resulting from treatment of municipal and industrial wastewater (biosolids). All of Bio Gro's operations are located in the United States. Services are typically provided to customers pursuant to multiyear contracts under which Bio Gro handles, processes and disposes biosolids. The Company's primary means of disposing of biosolids are primarily through land application and thermal facilities.


Land application involves the application of nonhazardous biosolids as a natural fertilizer on farmland pursuant to site-specific permits issued by applicable state authorities. Land-applied biosolids are often stabilized prior to application using proprietary technology. Biosolids are also disposed of at composting sites and landfills. Principal areas of operation include Maryland, New Jersey, Illinois, Ohio, Michigan and California.

Bio Gro also develops and operates facilities at which biosolids are dried and pelletized or composted. Development of dryer and composting facilities generally involves various contractual arrangements with a variety of private and public entities, including municipalities which generate the biosolids, lenders, contractors and subcontractors which build the facilities, and end-users of the fertilizer, pellets or compost generated from the treatment process. These facilities incorporate a variety of biosolids drying and emission control technologies, some proprietary and some licensed to Bio Gro. Biosolids which have been dried and pelletized or composted are generally used as fertilizer by farmers, commercial landscapers and nurseries and as a bulking agent by fertilizer manufacturers. Principal areas of operation include Maryland, New York and New Jersey.

2. SIGNIFICANT ACCOUNTING POLICIES:

Principles of Combination


WWTI is comprised of Enviroland Incorporated, New York Organic Fertilizer Company Holdings Inc., Wheelabrator Clean Water New Jersey Inc., Vista Properties Inc., New York Organic Fertilizer Inc. (NYOFCO), Wheelabrator Water Technologies Baltimore LLC and a 40 percent interest in JABB II LLC. RPI includes Future-Tech Environmental Services Inc. All intercompany accounts and transactions have been eliminated in combination.


Interim Financial Statements

The interim financial statements as of June 30, 1999, and for the six months ended June 30, 2000 and 1999, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and expenses and disclosures of contingencies. Actual results could differ from those estimates.

Concentration of Credit Risk

Bio Gro provides services to various geographical regions in the U.S. Bio Gro's credit risk primarily consists of receivables from a variety of customers, including state and local agencies, municipalities and private industries. Bio Gro reviews its accounts receivable and provides allowances as deemed necessary.

Fair Value of Financial Instruments

Bio Gro's financial instruments consist primarily of cash, receivables, restricted cash, accounts payable and debt instruments. The book values of cash, receivables, restricted cash and accounts payable are considered to be representative of their respective fair values.

Property, Plant and Equipment

Property, plant and equipment (including major improvements) is stated at cost. Expenditures which increase the utility or extend the lives of assets in service are capitalized and depreciated. Expenditures of an ordinary maintenance or repair nature are charged directly to operating expense. Upon retirement or disposition of property, plant and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the combined statement of income.


The cost of Bio Gro's buildings, building improvements, machinery and equipment utilized in Bio Gro's thermal operations is depreciated on a straight-line basis over the shorter of the estimated useful lives of the individual assets or the lives of the initial service contracts related to each thermal facility. When evidence (such as service contract renegotiations or extensions) supports longer useful lives for thermal assets depreciated based on service contract lives, depreciation is adjusted and accounted for on a prospective basis. Except for land, the cost of all other property, plant and equipment is depreciated on a straight-line basis over the estimated useful lives of the asset.


Capitalized Interest


Bio Gro capitalizes interest on significant projects under construction in accordance with Statement of Financial Accounting Standards (SFAS) No. 34, "Capitalization of Interest Cost." There were no amounts capitalized during the six months ended June 30, 2000 and June 30, 1999.



Goodwill


Goodwill represents the aggregate purchase price paid by Bio Gro in acquisitions accounted for as a purchase over the fair value of the net tangible assets acquired. Goodwill is amortized on a straight-line basis over a period not exceeding 40 years.

In the event that facts and circumstances indicate that goodwill may be impaired, an evaluation of recoverability would be performed on the basis of the estimated future undiscounted cash flows associated with the asset. Any impairment would be recognized in the period identified. Bio Gro believes the goodwill remaining as of June 30, 2000, is fully realizable.

Deferred Debt Issuance Costs

Deferred debt issuance costs are amortized on the straight-line method over the life of the underlying debt.

Environmental Costs and Liabilities

Bio Gro has instituted procedures to periodically evaluate potential environmental exposures. When Bio Gro concludes it is probable that a liability has been incurred, provision is made in the financial statements, based upon management's judgment and prior experience, for Bio Gro's best estimate of the liability. Such estimates are subsequently revised as deemed necessary when additional information becomes available.

While Bio Gro does not presently anticipate that any such adjustment would be material to its financial statements in the near term, it is reasonably possible that technological, regulatory or enforcement developments, results of environmental studies or other factors could alter this expectation and necessitate the recording of additional liabilities, which could be material.

Estimates of the extent of the Company's degree of responsibility for remediation and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult, and the ultimate outcome may differ from current estimates. As part of its ongoing operations, the Company reviews its reserve requirements for remediation and other environmental matters based on an analysis of the regulatory environment. Revisions to reserve requirements may result in adjustments to income from operations in any given period.

Revenues

Revenues under land application contracts are recognized when the service is performed. Revenues under thermal operations are recognized either when cake sludge enters the facilities or when the sludge has been pelletized, depending on the contract terms.


Long-lived Assets



In accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," Bio Gro reviews long-lived assets held for use for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable.


Income Taxes

Bio Gro accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Bio Gro is considered a part of the consolidated results of WTI for income tax purposes. Effective April 1, 1998, in conjunction with the acquisition of the remaining outstanding shares of WTI by Waste Management, WTI joined in filing a consolidated federal income tax return with Waste Management. Income taxes in Bio Gro's combined financial statements reflect Waste Management's and WTI's payment of taxes related to income generated by Bio Gro. Amounts related to income taxes have been allocated as if Bio Gro had prepared a stand-alone federal income tax filing.

Accounting Pronouncements




In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires a company to recognize all derivative instruments (including certain derivative instruments embedded in other contracts) as assets or liabilities in its balance sheet and measure them at fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137, is effective for the Company in its first fiscal quarter of 2001. Management is currently assessing the impact on existing accounting policies and financial reporting disclosures. However, Bio Gro has not historically engaged in activities or entered into arrangements normally associated with derivative instruments.

3. COMMITMENTS AND CONTINGENCIES:

Bio Gro's business activities are subject to environmental regulation under federal, state and local laws and regulations. In the ordinary course of conducting its business activities, Bio Gro becomes involved in judicial and administrative proceedings involving governmental authorities at the federal, state and local levels. Bio Gro believes that these matters will not have a material adverse effect on its results of operations or financial condition. However, the outcome of any particular proceeding cannot be predicted with certainty. Bio Gro is under various regulations to procure licenses and permits to conduct its operations. These licenses and permits are subject to periodic renewal without which the Company's operations could be adversely affected. Also, there can be no assurance that regulatory requirements will not change to the extent that it would materially affect Bio Gro's combined financial statements.

The Company is a defendant in a lawsuit in which the plaintiff claims that the death of an individual was allegedly caused by certain biosolids disposed of by the Company. The litigation is currently in the discovery phase, and the Company is waiting for plaintiff's production of a court-ordered expert on causation. The Company is vigorously defending itself in the litigation. Bio Gro cannot predict the ultimate outcome of the matter at this time.

There are various other lawsuits and claims pending against Bio Gro that have arisen in the normal course of Bio Gro's business and relate mainly to matters of environmental, personal injury and property damage. The outcome of these matters is not presently determinable but, in the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the combined financial condition or results of operations of Bio Gro. It is reasonably possible, however, that a change in Bio Gro's estimate of its probable liability with respect to these matters could occur.

Bio Gro has issued or is a party to bank letters of credit, performance bonds and other guarantees. Such financial instruments are given in the ordinary course of business. Bio Gro insures the majority of its contractual obligations through performance bonds.

4.  RELATED-PARTY TRANSACTIONS:

Bio Gro is party to certain arrangements with WTI and other Waste Management affiliates. Reference is made to the audited financial statements for further discussions of these transactions.


5.  SUBSEQUENT EVENT:

On August 14, 2000, Synagro Technologies, Inc. (Synagro), closed the acquisition of Bio Gro. The acquisition will be accounted for as a purchase; accordingly, the purchase price will be allocated to the underlying assets and liabilities based on their respective estimated fair values at the date of acquisition.